Exhibit 10.8

STOCKHOLDERS’ AGREEMENT
by and among
MEDQUIST HOLDINGS INC.
and
S.A.C. PEI CB INVESTMENT, L.P.,
S.A.C. PEI CB INVESTMENT II, LLC and
INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED
Dated as of February 4, 2011

i

STOCKHOLDERS’ AGREEMENT
          STOCKHOLDERS’ AGREEMENT, dated as of February 4, 2011 (and effective as set forth in Section 4.15 of this Agreement), by and among MedQuist Holdings Inc., which shall be a Delaware corporation at the time of the IPO (the “Company”) and S.A.C. PEI CB Investment, L.P., a Cayman Islands limited Partnership (“SAC CBI”), S.A.C. PEI CB Investment II, LLC, a Delaware limited liability company (“SAC CBI II”) and International Equities (S.A.C. Asia) Limited, a company incorporated under the Companies Act of 2001 of Mauritius (“SAC Asia” and, together with SAC CBI and SAC CBI II, collectively, the “SAC Entities”).
BACKGROUND:
          WHEREAS, the Company is currently contemplating an underwritten initial public offering (“IPO”) of shares of its Common Stock (as defined in Section 1.1); and
          WHEREAS, in connection with, and effective upon, the date of completion of the IPO (the “Closing Date”) of the Company, the Company and the SAC Entities wish to set forth certain understandings between such parties, including with respect to certain governance matters.
          NOW, THEREFORE, the parties agree as follows:
ARTICLE I. INTRODUCTORY MATTERS
          1.1 Defined Terms
          In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:
     “Affiliate” has the meaning ascribed thereto in Rule 12b-2 promulgated under the Exchange Act, as in effect on the date hereof.
     “Agreement” means this Stockholders’ Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.
     “Applicable Law” means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of, decision of, or determination by, any governmental authority or the Exchange, applicable to such Person or its Subsidiaries or their respective assets.
     “beneficially own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.
     “Board” means the board of directors of the Company.
     “Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.
     “Closing Date” has the meaning set forth in the Background.

     “Company” has the meaning set forth in the preamble.
     “Common Stock” means the shares of common stock, par value $0.10 per share, of the Company, and any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.
     “Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.
     “Director” means any member of the Board.
     “Exchange” means The NASDAQ Global Market or such other stock exchange or securities market on which the Common Stock is listed or quoted.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “IPO” has the meaning set forth in the Background.
     “Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.
     “Permitted Assigns” means with respect to the SAC Entities, their respective Affiliates and successors and, with the express written consent of the SAC Entity Transferring such shares, any Transferee of shares of Common Stock Transferred by such SAC Entity, other than pursuant to a widely distributed public sale, that agrees to become party to, and to be bound to the same extent as its Transferor by the terms of, this Agreement.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
     “SAC Asia” has the meaning set forth in the preamble.
     “SAC CBI” has the meaning set forth in the preamble.
     “SAC CBI II” has the meaning set forth in the preamble.
     “SAC Designee” has the meaning set forth in Section 2.1(b).
     “SAC Entities” has the meaning set forth in the preamble.
     “Stockholders” has the meaning set forth in Section 2.1(a).

     “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority ownership interest in the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing director or general partner of such limited liability company, partnership, association or other business entity.
     “Transfer” (including its correlative meanings, “Transferor”, Transferee” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “Transfer” shall have such correlative meaning as the context may require.
          1.2 Construction
          The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
ARTICLE II. CORPORATE GOVERNANCE MATTERS
          2.1 Board of Directors
          (a) On the Closing Date, the Board shall consist of no more than nine Directors. The SAC Entities and their Permitted Assigns (collectively, the “Stockholders”) shall have the right to nominate three Directors.
          (b) Following the Closing Date, the Stockholders shall have the right, but not the obligation, to nominate to the Board a number of designees equal to: (i) three Directors, so long as the Stockholders collectively beneficially own at least 20% or more of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of Directors; (ii) two Directors, so long as the Stockholders collectively beneficially own at least 10% of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of Directors; and (iii) one Director, so long as the Stockholders collectively beneficially own at least 5% of the voting power of all shares of the Company’s capital stock entitled to vote generally in the election of Directors; provided, that the Stockholders shall be deemed to collectively beneficially own the shares of the Company’s capital stock with regard to which a Stockholder has been granted a proxy to vote such shares, so long as such proxy remains in effect. If the Stockholders have nominated less than the total number of designees that the Stockholders are entitled to nominate pursuant to this Section 2.1(b), then the Stockholders shall have the right, at any time, to nominate such additional designee(s) to which they are entitled, in which case, the Directors shall take all necessary corporation action to (x) enable the Stockholders to nominate such additional individual(s), whether by increasing the size of the Board, subject to the maximum number of Directors set forth in the Certificate of Incorporation of the Company, or otherwise, (y) designate such additional individual(s) nominated by the Stockholders as Directors and (z) cause the election of such additional individual(s) to the Board. Each such person whom the Stockholders shall actually nominate pursuant to this Section 2.1(b) and who thereafter is serving as a Director shall be referred to herein as a “SAC Designee”).
          (c) In accordance with the Certificate of Incorporation, and as indicated in Section 2.1(b), the initial Board shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board. Class I directors (“Class I Directors”) shall be originally elected for a term expiring at the succeeding annual meeting of stockholders, Class II directors (“Class II Directors”) shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors (“Class III Directors”) shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders, in each case following the Closing Date. The SAC Designees shall at all times be apportioned among the classes as nearly equal as possible.
          (d) In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any SAC Designee, the remaining Directors and the Company shall cause the vacancy created thereby to be filled by a new designee of the Stockholders as soon as possible, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. No SAC Designee may be removed without the written request of the Stockholders, and any such removal so effected by the written request of the Stockholders shall be effective upon the Company’s receipt of such written request or, if applicable, such other time set forth therein.
          (e) The Company agrees to include in the slate of nominees recommended by the Board the persons designated pursuant to this Section 2.1 and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.
ARTICLE III. COVENANTS
          3.1 Books and Records; Access
          The Company shall, and shall cause its Subsidiaries to, keep proper books, records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries in accordance with generally accepted accounting principles. The Company shall, and shall cause its Subsidiaries to, permit the Stockholders and their respective designated representatives, at reasonable times and upon reasonable prior notice to the Company, to review the books and records of the Company or any of such Subsidiaries and to discuss the affairs, finances and condition of the Company or any of such Subsidiaries with the officers of the Company or any such Subsidiary; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholders without the loss of any such privilege.

          3.2 Additional Information
          The Company will promptly deliver to each Stockholder when available such financial, operating, capital expenditure and other information as reasonably requested by such Stockholder; provided, however, that the Company shall not be required to disclose any privileged information of the Company so long as the Company has used its best efforts to enter into an arrangement pursuant to which it may provide such information to the Stockholder without the loss of any such privilege.
ARTICLE IV. MISCELLANEOUS
          4.1 Termination
          This Agreement shall terminate on the earlier to occur of: (x) such time as the Stockholders are no longer entitled to designate a Director pursuant to Section 2.1(b) and (y) with regard to any particular Stockholder, upon the delivery of a written notice by such Stockholder to the Company requesting that this Agreement terminate as to such Stockholder (or, if applicable, such other time set forth therein).
          4.2 Notices
          Any notice, request, instruction or other document to be given hereunder by any party hereto to another party hereto shall be in writing, shall be and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being sent by certified or registered mail, postage prepaid, return receipt requested, (c) one (1) Business Day after being sent by Federal Express or other nationally recognized overnight courier, or (d) upon confirmation of receipt, if transmitted by facsimile, to the parties at the following addresses (or at such other address for a party as shall be specified by notice from such party):
     if to the Company:
MedQuist Holdings Inc.
9009 Carothers Parkway
Franklin, TN 37067
Attention: Chief Financial Officer
     if to any of the SAC Entities:
c/o S.A.C. Capital Advisors, L.P.
72 Cummings Point Road
Stamford, CT 06902
Attention: General Counsel
Fax: 203-823-4209
     with a required copy to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017-3954
Attention: D. Rhett Brandon
Fax: (212) 455-2502

          4.3 Further Assurances
          The parties hereto will use their best efforts to sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things as may be necessary in order to give full effect to this Agreement and every provision hereof.
          4.4 Assignment
          Neither the Company nor the Stockholders shall assign all or any part of this Agreement without the prior written consent of the other party; provided, however, that each of the Stockholders shall be entitled to assign, in whole or in part, at any time and from time to time, to any of their respective Permitted Assigns without such prior written consent. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.
          4.5 Amendment; Waiver
          This Agreement may be amended, supplemented or otherwise modified only by a written instrument executed by the parties hereto. No waiver by any party of any of the provisions hereof will be effective unless explicitly set forth in writing and executed by the party so waiving. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any covenants or agreements contained herein. The waiver by any party hereto of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.
          4.6 Third Parties
          This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third party beneficiary hereto.
          4.7 Governing Law
          THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS OR SIMILAR RULES OR PRINCIPLES THAT MIGHT REQUIRE THE APPLICATION TO THIS AGREEMENT OF THE LAWS OF ANOTHER JURISDICTION.
          4.8 Consent to Jurisdiction
          Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York, New York for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-

named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by New York law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 4.2 hereof is reasonably calculated to give actual notice. Notwithstanding the foregoing in this Section 4.8, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
          4.9 Waiver of Jury Trial
          TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 4.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          4.10 Specific Performance
          Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.
          4.11 Entire Agreement
          This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.
          4.12 Titles and Headings

          The section headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.
          4.13 Severability
          If one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.
          4.14 Counterparts
          This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same instrument.
          4.15 Effectiveness
          This Agreement shall become effective upon the Closing Date.

          IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

MEDQUIST HOLDINGS INC.
By:	/s/ Clyde Swoger
	Name:	Clyde Swoger
	Title:	CFO

S.A.C. PEI CB INVESTMENT, L.P. By: S.A.C. PEI CB Investment GP, Limited, its general partner
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory

S.A.C. PEI CB INVESTMENT II, LLC By: S.A.C. Private Capital Group, LLC, its manager
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory

INTERNATIONAL EQUITIES (S.A.C. ASIA) LIMITED
By:	/s/ Peter Nussbaum
	Name:	Peter Nussbaum
	Title:	Authorized Signatory

[Signature Page to IPO Stockholders' Agreement]